SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


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    14a-6(e)(2))
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[X] Soliciting Material under Section 240.14a-12

                        UNIFIED FINANCIAL SERVICES, INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
      (Name of Person Filing Proxy Statement if other than the Registrant)

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          pursuant to Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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       [Logo]              UNIFIED FINANCIAL SERVICES


                                       Filed by Unified Financial Services, Inc.
                          Pursuant to Rule 14a-12 of the Securities Exchange Act

                                 August 28, 2003

Dear Stockholders:

         Your company is coming off another good quarter as the national financial landscape seems to be solidifying its recent stability.

         For the six- and three-month periods ended June 30, 2003 compared to the corresponding periods of 2002, we experienced a decline in revenues, primarily as a result of our decision to exit the retail and discount brokerage businesses and focus the efforts of our brokerage subsidiary on the distribution of mutual funds. Despite the declines in revenues, we improved our gross profit for the six- and three-month periods ended June 30, 2003 compared to the same periods of 2002. We also continued our efforts to reduce and control expenses, which resulted in a 2.0% and 6.0% decline in expenses for the six- and three-month periods ended June 30, 2003, respectively, compared to the corresponding periods of 2002. For the six months ended June 30, 2003 we recorded net income of $7,186, compared to a net loss of $870,963 for the same period of 2002. For the quarter ended June 30, 2003 compared to the same quarter of 2002, our results improved from a net loss of $863,915 to a loss of $2,465.

         Our big news during the second quarter was the announcement on June 9 of our agreement to sell Unified Banking Company to Blue River Bancshares, Inc., Shelbyville, Indiana. Blue River Bancshares currently operates one federal savings bank. It is Blue River's intention to continue to operate Unified Banking Company independently and to retain all personnel. Details of this transaction are fully outlined for you in our proxy materials for the 2003 annual stockholders' meeting, which you recently should have received in the mail.

         The bank sale represents the culmination of a series of actions your Company has undertaken over the last two years to position it to operate under the strategy adopted by our board of directors in early 2002. Succinctly, Unified will solely be in the business of managing and servicing assets.

         The proxy materials recently mailed to you describe the specifics of this year's stockholders' meeting, which will be held on Wednesday, September 24 at 7:00 p.m., local time, at the Embassy Suites Hotel on Newton Pike in Lexington, Kentucky. At this meeting it is our intention to revisit, chronologically, the changes that have taken place over the last couple of years and outline for you our Company's strategic direction for 2004 and beyond, as set out by our board of directors.

         This stockholders' meeting is an important one for you to understand the direction of your Company. Thus, we hope the change in venue and in time, to a night meeting, will allow each stockholder the best opportunity to attend. We hope to see you there, as we believe you will find it most informative.


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August 28, 2003
Page 2

         This quarterly stockholder letter may be deemed to be solicitation material in respect of the proposed acquisition of Unified Banking Company by Blue River Bancshares. Unified Financial Services and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. In connection with the proposed transaction, Unified Financial Services filed a proxy statement with the Securities and Exchange Commission. STOCKHOLDERS OF UNIFIED FINANCIAL SERVICES ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT UNIFIED FINANCIAL SERVICES, INC., BLUE RIVER BANCSHARES, INC. AND THE PROPOSED TRANSACTION. A DESCRIPTION OF THE INTERESTS OF THE DIRECTORS AND EXECUTIVE OFFICERS OF UNIFIED FINANCIAL SERVICES, INC. IN THE TRANSACTION, IF ANY, IS SET FORTH IN THE PROXY STATEMENT. In addition to the proxy statement filed by Unified Financial Services in connection with the proposed transaction, Unified Financial Services files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. The proxy statement and other relevant materials, and any other documents filed by Unified Financial Services with the Securities and Exchange Commission, may be obtained free of charge at the Securities and Exchange Commission's website at (www.sec.gov), and also may be obtained from Unified Financial Services' corporate secretary.

         We thank you for your continued support.

                                           Sincerely


                                           /s/  Timothy L. Ashburn

                                           Timothy L. Ashburn
                                           Chairman


                                           /s/  John S. Penn

                                           John S. Penn
                                           President and Chief Executive Officer

                     SELECTED SUMMARY FINANCIAL INFORMATION



                                                     SIX MONTHS ENDED JUNE 30,        THREE MONTHS ENDED JUNE 30,
                                                 -------------------------------    --------------------------------
                                                      2003             2002                2003             2002
                                                 --------------   --------------    -------------     --------------

Income Statement Data:
   Gross revenue...............................    $  7,036,025      $ 7,755,145     $  3,399,274      $  3,882,241
   Gross profit................................       5,962,862        5,949,404        2,919,313         2,900,173
   Total expenses..............................       6,161,432        6,287,241        3,116,666         3,313,857
   Loss from continuing operations.............        (198,570)        (337,837)        (197,353)         (413,684)
   Other income (loss).........................           5,991          (24,202)          10,519           (18,107)
   Income tax benefit (expense)................          43,930            3,177           53,930            (1,935)
   Net loss from continuing operations.........        (148,649)        (358,862)        (132,904)         (433,726)
   Gain on sale of operations
     (net of taxes)............................          93,534               --           93,534                --
   Income (loss) from discontinued
     operations (net of taxes).................          62,301         (512,101)          36,905          (430,189)
   Net income (loss)...........................           7,186         (870,963)          (2,465)         (863,915)

Common Share Data:
   Basic income (loss) per share...............    $         --      $      (.30)    $         --      $       (.30)
   Fully diluted income (loss) per share.......              --             (.30)              --              (.30)


                                                            AS OF JUNE 30,
                                                   -------------------------------
                                                        2003             2002
                                                   -------------   ---------------
Balance Sheet Data:
   Total assets................................  $    89,588,926   $    93,201,301
   Investment securities.......................          727,250        16,655,792
   Total loans, net of allowance...............       55,790,324        56,995,231
   Total deposits..............................       67,309,323        65,979,549
   Stockholders' equity........................       15,016,754        15,919,831
   Book value per share (fully diluted)........             5.31              5.57
   Basic common shares outstanding ............        2,829,117         2,858,972
   Fully diluted common shares outstanding.....        2,829,117         2,858,972

Other Selected Data:
   Assets under management.....................  $   815,400,000   $   812,900,000
   Assets under service........................   11,681,533,180     8,872,000,000

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